UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2021

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 par value	SNCR	The Nasdaq Stock Market, LLC

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
    Compensatory Arrangements of Certain Officers.

On March 8, 2021, the Board of Directors (the “Board”) of Synchronoss Technologies, Inc. (the “Company”) appointed Jeffrey Miller, age 57, the current interim President and Chief Executive Officer of the Company, as the President and Chief Executive Officer of the Company and appointed Mr. Miller as a Class I director of the Board.

In connection with his appointment as President and Chief Executive Officer, the Company and Mr. Miller entered into an employment agreement on March 8, 2021. Pursuant to the employment agreement, Mr. Miller will be entitled to receive an annual base salary of $500,000 and be eligible to receive an annual incentive bonus, with a target amount equal to 100% of his annual base salary, based upon the achievement of certain Company and individual objectives to be established by the Board or its Compensation Committee. The Board or its Compensation Committee will review Mr. Miller’s base salary at least annually to determine whether to increase (but not decrease) the base salary in its discretion; provided that the Board has the ability to reduce the Base Salary of Mr. Miller in the event the base salary of all of the executives of the Company are reduced proportionately.

The Company granted Mr. Miller an initial award of 151,899 time-based restricted stock awards (“RSAs”), time-based stock options to purchase 250,948 shares of the Company’s common stock (the “Options”) and 303,797 performance-based cash units (the “Performance Units”), effective on March 8, 2021. The RSAs are subject to the Company’s 2015 Equity Incentive Plan (the “Plan”) and will vest in equal annual installments on each anniversary of the grant date over a period of three years. The Options are subject to the Plan and have an exercise price of $3.95 per share, the closing price of the Company’s common stock on The Nasdaq Global Select Market on March 8, 2021, and shall vest in equal annual installments on each anniversary of the grant date over a period of three years. One-third of the Performance Units shall vest upon the approval of the Board or its Compensation Committee based upon whether the Company has met the required performance goals for each of the 2021, 2022 and 2023 performance periods (i.e., typically March of each year). At the time of vesting, the Company’s Compensation Committee will pay Mr. Miller in either cash or shares of the Company’s common stock. Each of the 2021, 2022 and 2023 Company performance goals shall be established by the Board or its Compensation Committee at the time the Company’s business plan for such period is determined.

In addition, Mr. Miller was granted additional performance-based cash units (the “Special Units”) in the amount of $1.8 million pursuant to performance metrics to be agreed upon between the Board or its Compensation Committee and Mr. Miller. The Special Units will vest upon achievement by the Company of the performance metrics.

Pursuant to his employment agreement, Mr. Miller will be eligible to receive severance benefits if he is subject to an involuntary termination, contingent on him signing and not revoking a general release of all claims against the Company. The employment agreement provides that if prior to the 120 days before, or after 24 months following, the occurrence of a “change in control” (as defined in the employment agreement), Mr. Miller is subject to an “involuntary termination” (as defined in the employment agreement), he shall be eligible to receive a lump-sum severance payment equal to (i) two times the sum of his base salary in effect at the time of termination plus his average bonus received in the immediately preceding two years plus (ii) an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Miller and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Miller and his eligible dependents were participants as of the date of termination. The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that Mr. Miller receives from the Company under any applicable federal or state statute.

The employment agreement also provides that if an involuntary termination occurs within 120 days prior to or 24 months following a change in control, Mr. Miller shall be eligible to receive a lump sum severance payment equal to (i) 2.99 times his base salary in effect at the time, (ii) two times his average bonus received in the immediately preceding two years, plus (iii) an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Miller and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Miller and his eligible dependents were participants as of the date of termination. In addition, his outstanding stock options, shares of restricted stock, and other time-based equity awards granted by the Company shall accelerate and be fully vested (other than performance-related restricted stock that is tied to performance after the change of control). The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that Mr. Miller receives from the Company under any applicable federal or state statute.

In the event of Mr. Miller’s death, Mr. Miller’s estate will receive an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year). In addition, all stock options, shares of restricted stock (other than performance-related restricted stock), and other time-based equity awards granted by the Company and held by Mr. Miller at the time of his death shall accelerate and be fully vested.

If Mr. Miller’s employment terminates due to “permanent disability” (as defined in the employment agreement), Mr. Miller will be entitled to receive (i) an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if reasonably ascertainable and greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year), prorated based on the number of days of employment completed during that fiscal year, plus (ii) a lump sum amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Miller and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Miller and his eligible dependents were participants as of the date of termination. In addition, all stock options, shares of restricted stock (other than performance-related restricted stock) and other time-based equity awards granted by the Company and held by Mr. Miller shall accelerate and be fully vested as of the date of Mr. Miller’s termination.

There are no related party transactions reportable under Item 404(a) of Regulation S-K between the Company and Mr. Miller, other than those described in the in the Company’s proxy statement filed April 16, 2020 under the heading “Employment Agreements,” which is incorporated herein by reference.

Mr. Miller and the Company entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as an officer and director. The indemnification agreement is in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A (SEC File No. 333- 132080), as filed with the SEC on May 9, 2006.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the definitive employment agreement between the Company and Mr. Miller, which will be filed with the Company’s Form 10-Q for the period ended March 31, 2021.

A copy of the press release announcing the appointment of Mr. Miller as President and Chief Executive Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
99.1	Press Release of Synchronoss Technologies, Inc. dated March 8, 2021 (announcing CEO appointment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 10, 2021	Synchronoss Technologies, Inc.

		By:	/s/ David Clark
			Name:	David Clark
			Title:	Chief Financial Officer